EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199133, No. 333-214595, No. 333-219292, No. 333-226521 and No. 333-233794) and Form F-3 (No. 333-221742 and No. 333-234662) of Alibaba Group Holding Limited of our report dated June 5, 2019, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the Share Subdivision and ADS ratio change discussed in Note 2(a), as to which the date is November 13, 2019, relating to the financial statements and the effectiveness of internal control over financial reporting, which is included in Exhibit 99.1 (titled “Updated Part III, Item 18. Financial Statements, from the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2019, as filed with the Securities and Exchange Commission on June 5, 2019” ) to Alibaba Group Holding Limited’s Form 6-K dated November 13, 2019.

/s/ PricewaterhouseCoopers

Hong Kong

November 29, 2019